Exhibit 10.3

FORM OF
CHANGE IN CONTROL AGREEMENT

THIS AGREEMENT is made effective as of ________, 20__, by and among Opportunity Bank of Montana and all or any of its successors in interest (the “Bank”), and __________ (the “Executive”).

WHEREAS, the Bank recognizes the contribution Executive has made to the Bank and wishes to protect Executive’s position therewith for the period provided in this Agreement; and

WHEREAS, Executive has been elected to, and has agreed to serve in the position of  ___________________ for the Bank.

NOW, THEREFORE, in consideration of the contribution and responsibilities of Executive, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1.             GENERAL.

Executive is, except as described in Section 4, an employee at will and serves at the pleasure of the Board of Directors of the Bank (the “Board”). Executive’s duties shall generally consist of those of a ______________ officer for the Bank and shall include _________________________________________________________but not be limited to _________________________________________________________________.

2.	TERM OF AGREEMENT.

The term of this Agreement shall commence as of the date first above written and shall continue for a period of two (2) years thereafter.  Commencing on the first anniversary date of this Agreement and continuing at each anniversary date thereafter, the Board may extend this Agreement for an additional year.  The Board will review the Agreement and the Executive’s performance annually for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board’s meeting.

3.	PAYMENTS TO EXECUTIVE UPON CHANGE IN CONTROL.

(a)           The termination benefits of Section 4 shall be payable upon the occurrence of a Change in Control (as herein defined) of the Bank followed at any time within four (4) months of a Change in Control, and during the term of this Agreement, by either (i) the involuntary termination by the Bank, or a successor or assignee of the Bank, of Executive’s full-time employment, other than for Cause as defined in Section 3(c) hereof, or (ii) unless consented to by the Executive, acts or events constituting a “voluntary termination” of Executive’s employment resulting from one or more of:  (a) a material change in Executive’s function, duties, or responsibilities, which change would cause Executive’s position to become one of lesser responsibility and importance, (b) reduction in his/her annual compensation, or (c) unless consented to by Executive, a relocation of her principal place of employment by more than 50 miles from its location immediately prior to the Change in Control.  A termination described in (i) or (ii) above shall be referred to as a “Change in Control Termination Event.”

(b)           For purposes of this Agreement, a “Change in Control” of the Bank shall mean (i) merger or consolidation where the Bank is not the consolidated or surviving bank, (ii) transfer of all or substantially all of the assets of the Bank, (iii) voluntary or involuntary dissolution of the Bank or (iv) change in control as defined under the Change in Bank Control Act of 1978.  The surviving or resulting association, the transferee of Bank’s assets or the control person shall be bound by and have the benefit of the provisions of this Agreement, and the Bank shall take all actions necessary to insure that such association, transferee or control person is bound by the provisions of this Agreement.  A Change in Control shall not occur where an internal reorganization such as a holding company formation occurs where the Bank’s shareholders become shareholders of the new entity or a termination described in Section 8 hereof “Required Regulatory Provisions”.

(c)           Executive shall not have the right to receive termination benefits or other compensation or benefits pursuant to Section 4 hereof upon Termination for Cause.  The term “Termination for Cause” shall mean termination because of the Executive’s personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any material provision of this Agreement.  In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the banking industry.  Following his/her Termination for Cause, Executive shall have a right to a hearing for reinstatement and the provision of back pay and benefits at a meeting of the Board of Directors called and held for that purpose (after reasonable notice to the Executive and an opportunity for his/her, together with counsel, to be heard before the Board at such meeting and which such meeting shall be held not more than 30 days from the date of notice of termination). If in the good faith opinion of the Board, the Executive was guilty of conduct justifying Termination for Cause, neither reinstatement nor payment of back pay or benefits shall be provided.

4.            TERMINATION BENEFITS.

(a)           Upon the occurrence of a Change in Control Termination Event described in Section 3, the Bank shall pay the Executive, or in the event of his/her subsequent death, his/her designated beneficiary or beneficiaries, or his/her estate, as the case may be, a sum equal to the sum of his/her annual salary and bonus received, if any, for the most recent completed calendar year.

(b)           Upon the occurrence of a Change in Control Termination Event, the Bank shall cause to be continued at the Bank’s expense (less customary premium co-payments and dependent premium payments) life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for the Executive prior to his/her termination, except to the extent such coverage may be changed in its application to all Bank employees.  Such coverage and payments shall cease upon the earlier of the expiration of twelve (12) months or the Executive obtaining other coverage.

5.	NOTICE OF TERMINATION.

(a)           Any purported termination by the Bank or by Executive shall be communicated by Notice of Termination to the other parties thereto.  For purposes of this Agreement, a “Notice of Termination” shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated.

(b)           “Date of Termination” shall mean the date specified in the Notice of Termination which, in the instance of Termination for Cause, shall be immediate.

6.	SOURCE OF PAYMENTS.

It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Bank.

7.	MODIFICATION AND WAIVER.

(a)           This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

(b)           No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.  No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition for the future or as to any act other than that specifically waived.

8.             REQUIRED REGULATORY PROVISIONS.

(a)           The Board of Directors may terminate the Executive’s employment at any time, but any termination by the Board of Directors, other than Termination for Cause, shall not prejudice the Executive’s right to compensation or other benefits under this Agreement.  The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 3 hereinabove.

(b)           If Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank’s affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (“FDIA”), the Bank’s obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings.  If the charges in the notice are dismissed, the Bank may, in its discretion, (i) pay Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations that were suspended.

(c)           If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank’s affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, all obligations of the Bank under the Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

(d)           If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties.

(e)           All obligations under this Agreement shall be terminated (except to the extent determined that continuation of the Agreement is necessary for the continued operation of the Bank):  (i) by the Board of Governors of the Federal Reserve System (“FRB”) or its successor as the principal federal bank regulatory agency for the Bank (“Successor Agency”) at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA or (ii) by the FRB or Successor Agency at the time the FRB or Successor Agency approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the FRB or Successor Agency to be in an unsafe or unsound condition.  Any rights of the parties that have already vested, however, shall not be affected by such action.

(f)           Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with Section 18(k) of the FDIA and any regulations promulgated thereunder.

9.             REINSTATEMENT OF BENEFITS UNDER SECTION 8(b).

In the event the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank’s affairs by a notice described in Section 8(b) hereof (the “Notice”) during the terms of this Agreement and a Change in Control, as defined herein, occurs, the Bank will assume its obligation to pay and the Executive will be entitled to receive all of the termination benefits provided for under Section 4 of this Agreement upon the Bank’s receipt of a dismissal of charges in the Notice.

10.           SEVERABILITY.

If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

11.           HEADINGS FOR REFERENCE ONLY.

The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

12.	GOVERNING LAW.

The validity, interpretation, performance, and enforcement of this Agreement shall be governed by Montana law without regard to conflict of laws rules and the laws of the United States of America.

13.           ARBITRATION.

Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect.  Judgment may be entered on the arbitrator’s award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his/her right to be paid until the Date of Termination, unless terminated for cause pursuant to Section 3 (c) hereof, during the pendency of any dispute or controversy arising under or in connection with this Agreement.

14.           PAYMENT OF COSTS AND LEGAL FEES.

All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank if Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

15.           SIGNATURES.

IN WITNESS WHEREOF, Opportunity Bank of Montana has caused this Agreement to be executed by its duly authorized officers, and Executive has signed this Agreement, as of the ______ day of _____, 20__.

OPPORTUNITY BANK OF MONTANA

BY:
Larry A. Dreyer
Chairman of the Board

BY:
[Executive Officer]
[Title]

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